UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ModivCare Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 3, 2025

To Our Stockholders:

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of ModivCare Inc., a Delaware corporation (the “Company” or “ModivCare”), will be held at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Standard Time on March 3, 2025. The Special Meeting is being held for the following purposes:

1.

APPROVE the Coliseum Transactions (as defined below) with the Investors (as defined below) pursuant to Section 203 of the Delaware General Corporation Law (the “DGCL”) (the “Coliseum Transactions Proposal”).

2.	APPROVE the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Coliseum Transactions Proposal (the “Adjournment Proposal”).

As described in further detail in the accompanying Proxy Statement, pursuant to the Purchase and Exchange Agreement, dated January 9, 2025 (as amended from time to time, the “Purchase and Exchange Agreement”), by and among the Company, Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC – Series A (together with CCP, the “Investors”), the Investors have agreed, subject to approval of the Company’s stockholders at the Special Meeting (or any adjournments, postponements or rescheduling thereof), to (i) purchase (the “Purchase”) $30.0 million in aggregate principal amount of newly issued 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes”) and (ii) exchange $20.165 million in aggregate principal amount of the Company’s existing 5.000% Senior Notes due 2029 held by the Investors for an equivalent principal amount of Second Lien Notes (the “Exchange” and, together with the Purchase, the Expense Reimbursement (as defined in the accompanying Proxy Statement), the performance by the Company of its other obligations under the Purchase and Exchange Agreement, the terms of the Second Lien Notes, the Second Lien Notes Indenture (as defined in the accompanying Proxy Statement) and any other documents incidental to the issuance of the Second Lien Notes, any other actions the Company may take in furtherance of the foregoing and the receipt by the Investors of the benefits of being holders of the Second Lien Notes, the “Coliseum Transactions”). The Coliseum Stockholders (as defined in the accompanying Proxy Statement) own more than 15% of the outstanding voting stock of the Company and may therefore be deemed collectively to be an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company with respect to the Coliseum Transactions. The Purchase and Exchange Agreement attached to the accompanying Proxy Statement is hereby incorporated herein by reference.

Only stockholders of record of the Company’s common stock, $0.001 par value per share, as shown by the transfer books of the Company, at the close of business on January 22, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment, postponement or rescheduling thereof. Shares of the Company’s common stock “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates will be excluded from the calculation of the votes required to approve the Coliseum Transactions Proposal.

All stockholders of record on the Record Date are cordially invited to attend the Special Meeting in person. To ensure your representation at the Special Meeting, however, you are urged to submit your proxies to vote your shares in advance of the Special Meeting by using one of the methods outlined in the accompanying proxy statement. If you have any questions, please contact Alliance Advisors LLC, our proxy solicitor that is assisting us in connection with the Special Meeting, at (833) 215-7295.

By Order of the Board of Directors,

/s/ Faisal Khan

Faisal Khan

Senior Vice President, General Counsel and Secretary

Your vote is important.

In order to ensure your representation at the meeting, please submit your proxy to have your shares voted using one of the methods outlined in the accompanying proxy statement as promptly as possible. See “Voting and Related Matters” in the accompanying proxy statement for further details. If you attend the meeting, you may, if you prefer, vote your shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on March 3, 2025.

Pursuant to the rules of the Securities and Exchange Commission, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The accompanying proxy statement and form of proxy card are also available free of charge at web.viewproxy.com/MODV/2025SM.

MODIVCARE INC.
6900 E. Layton Avenue, 12th Floor
Denver, CO 80237
(800) 486-7647

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

Special Meeting of Stockholders

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModivCare Inc., a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders (the “Special Meeting”) of the Company, to be held at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Standard Time on March 3, 2025, and at any adjournment, postponement or rescheduling thereof, for the purposes set forth herein and in the attached notice of the Special Meeting.

This Proxy Statement and form of proxy card are first being sent or given to our stockholders on or about February 3, 2025. We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. Accordingly, you should receive our proxy materials by mail. In addition to delivering proxy materials to stockholders, we must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. These proxy materials are also available at web.viewproxy.com/MODV/2025SM.

We will bear the cost of solicitation of proxies. We have retained Alliance Advisors LLC (“Alliance”) to assist in proxy solicitation for the Special Meeting at an estimated cost of $20,000 plus expenses. Upon request, the Company will also pay the reasonable expenses incurred by record holders of the Company’s common stock, $0.001 par value per share (“Common Stock”), who are brokers, banks or other nominees for sending proxy materials to the beneficial owners of the shares they hold of record. Our regular employees may further solicit proxies by telephone, by mail, in person or by electronic communication and will not receive additional compensation for such solicitation.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on January 22, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 14,293,881 shares of Common Stock outstanding and entitled to vote at the Special Meeting. 4,485,175 shares of Common Stock were “owned” (as defined in Section 203 of the DGCL) by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray (“Gray”) and Christopher Shackelton, who served as a director of the Company until December 2024 (“Shackelton” and, together with CCM, CC, CCP, CCP2 and Gray, collectively, the “Coliseum Stockholders”). The Common Stock is the only outstanding class of capital stock of the Company. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter to be considered at the Special Meeting except as set forth herein.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates may participate in the Adjournment Proposal vote and would be counted for quorum purposes. Abstentions will be included in the number of shares present at the Special Meeting for the purposes of determining the presence of a quorum. As brokers will not have discretion to vote on any matter to be brought before the Special Meeting, we do not anticipate that there will be any broker non-votes at the Special Meeting. However, if there were broker non-votes present, they would be counted for quorum purposes.

Pursuant to Section 203 of the DGCL, approval of the Coliseum Transactions Proposal (as defined herein) requires the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of our Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates. Excluding any shares “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders or their affiliates or associates, there are 9,808,706 outstanding shares of our Common Stock. Approval of the Coliseum Transactions Proposal will require the affirmative vote of the holders of at least 6,539,138 of such outstanding shares of our Common Stock. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions and failing to provide your broker, bank or other nominee with instructions on how to vote will have the effect of a vote “AGAINST” this proposal. The shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates will be excluded from the calculation of the votes required to approve the Coliseum Transactions Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Coliseum Transactions Proposal, they would have the effect of votes against the proposal.

Approval of the Adjournment Proposal (as defined herein) requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, whether or not a quorum is present. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” this proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Adjournment Proposal, they would have no effect on the proposal. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates, if voted, would not be excluded from the calculation of the votes required to approve the Adjournment Proposal.

The principal executive offices of the Company are located at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237 and the telephone number of the Company is (800) 486-7647. To obtain directions to the location of our principal executive offices, where the Special Meeting will be held in person, please contact our Corporate Secretary at that address or telephone number. References to the “Company,” “ModivCare,” “we,” “us” or “our” and similar terms mean ModivCare Inc. and, except as otherwise specified herein, its subsidiaries. When such terms are used in reference to the Common Stock, they refer specifically to ModivCare Inc.

About the Company

ModivCare Inc. is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Its value-based solutions address the social determinants of health by connecting members to essential care services. By doing so, ModivCare helps health plans manage risks, reduce costs, and improve health outcomes. ModivCare is a provider of non-emergency medical transportation (“NEMT”), personal care services (“PCS”) and remote patient monitoring solutions (“RPM”), which serve similar, highly vulnerable patient populations. The technology-enabled operating model in its NEMT segment includes the coordination of non-emergency medical transportation services supported by an infrastructure of core competencies in risk underwriting, contact center management, network credentialing, and claims management. Additionally, services provided in its PCS segment include placements of non-medical personal care assistants, home health aides and nurses primarily to Medicaid patient populations in need of care monitoring and assistance performing daily living activities in the home setting. ModivCare’s remote patient monitoring solutions in its RPM segment include the monitoring of personal emergency response systems, vitals monitoring and data-driven patient engagement solutions. ModivCare also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the SEC identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this Proxy Statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

i

SPECIAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at a Special Meeting of Stockholders to be held at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m., Mountain Standard Time, on March 3, 2025 (the “Special Meeting”), and at any adjournment, postponement or rescheduling thereof.

This Proxy Statement summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote.

The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

This Proxy Statement and form of proxy card are first being sent or given to our stockholders on or about February 3, 2025. We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. Accordingly, you should receive our proxy materials by mail. In addition to delivering proxy materials to stockholders, we must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. These proxy materials are also available at web.viewproxy.com/MODV/2025SM.

Information About the Special Meeting

When is the Special Meeting?

The Special Meeting will be held at 10:00 a.m., Mountain Standard Time, on March 3, 2025.

Where is the Special Meeting?

The Special Meeting will be held at the principal executive offices of the Company located at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237. To obtain directions to the location of our principal executive offices, please contact our Corporate Secretary at that address or (800) 486-7647.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will be asked to consider and vote upon the following proposals:

●	The “Coliseum Transactions Proposal”: Proposal to approve the Coliseum Transactions (as defined herein) pursuant to Section 203 of the DGCL; and

●

The “Adjournment Proposal”: If there are insufficient votes to approve the Coliseum Transactions Proposal at the time of the Special Meeting, a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies.

Who can attend the Special Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date or a proxy executed by the record holder of your shares. All stockholders must check in at the registration desk at the Special Meeting.

What constitutes a quorum for the Special Meeting?

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates may participate in the Adjournment Proposal vote and would be counted for quorum purposes. Abstentions will be included in the number of shares present at the Special Meeting for the purposes of determining the presence of a quorum. “Broker non-votes” occur when beneficial owners of shares held in “street name” do not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. As no matter to be voted on at the Special Meeting is a routine matter, we are not expecting any broker non-votes. However, if there were broker non-votes present at the Special Meeting, they would be counted for quorum purposes.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Special Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board recommends that stockholders vote “FOR” the approval of the Coliseum Transactions Proposal and the Adjournment Proposal.

With respect to any other matter that properly comes before the Special Meeting, which is not expected, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interests of the Company and its stockholders.

Information About Voting

Who can vote at the Special Meeting?

All stockholders of record at the close of business on the Record Date, January 22, 2025, are entitled to vote at the Special Meeting and any adjournment, postponement or rescheduling of the Special Meeting.

What are the voting rights of the holders of Common Stock?

Holders of our Common Stock will vote on all matters to be acted upon by the stockholders at the Special Meeting. Each outstanding share of Common Stock will entitle the holder thereof to one vote on each matter to be voted upon at the Special Meeting except as set forth herein. The shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates will be excluded from the calculation of the votes required to approve the Coliseum Transactions Proposal but will not be excluded, if voted, from the calculation of the votes required to approve the Adjournment Proposal.

How do I vote?

Stockholder of Record

If you are the stockholder of record with respect to your shares (that is, your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A.), you may vote, or have your shares voted, using the following methods:

●	In Person. You may vote in person at the Special Meeting by requesting a ballot from a Company representative when you arrive.

●

Internet. You may submit a proxy by Internet at www.FCRvote.com/MODVSM instructing how your shares should be voted. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.

●

Telephone. You may submit a proxy by telephone at +1 (866) 402-3905 instructing how your shares should be voted. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.

●

Mail. You may submit a proxy by mail by filling out the proxy card and following the voting instruction form included with your proxy materials and returning the properly completed proxy card in the envelope provided.

The deadline for registered stockholders to vote by Internet, telephone or mail is 11:59 p.m. Eastern Time on March 2, 2025.

Beneficial Owner of Shares Held in Street Name

If you are the beneficial owner of shares held in street name (that is, your shares are held in an account at and registered in the name of a broker, bank or other nominee), you may vote using the following methods:

●

In Person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Special Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Special Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of elections.

●

Internet or Telephone. See the materials you received from your broker or other record holder organization to determine your ability to instruct your broker or other organization how you wish to cast your vote by Internet or telephone.

●	Mail. You may vote by following the instructions of your broker, bank or other nominee about how you wish to cast or instruct your organization how to cast your vote.

What happens if I do not vote my shares?

The Coliseum Transactions Proposal and the Adjournment Proposal are not considered routine matters. In the event of non-routine matters, if you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a broker, bank or other nominee) and the broker, bank or other nominee has not received specific voting instructions from you as the beneficial owner of the shares with respect to that proposal, such organization cannot vote the shares on that proposal. Accordingly, it is particularly important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares on all matters to ensure their votes are counted as intended. If you abstain from voting or fail to provide voting instructions to your broker, bank or other nominee, you will effectively vote “AGAINST” the Coliseum Transactions Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Coliseum Transactions Proposal, they would have the effect of votes against the proposal, and if there were broker non-votes with respect to the Adjournment Proposal, they would have no effect on the proposal.

Can I change my vote after I return my proxy card?

If you are a record holder of shares of Common Stock, after voting, you may change your vote one or more times by completing and returning a later dated and new proxy card to the Company, by submitting a proxy again either by Internet or telephone as described in this Proxy Statement, or by voting in person at the Special Meeting. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, before the Special Meeting. Attending the meeting, without voting, will not revoke your proxy. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m. Eastern Time on March 2, 2025.

If you hold your shares as a beneficial holder through a broker, bank or other nominee, please refer to your organization’s proxy card or other information forwarded by such organization to learn how you can revoke your proxy instructions and change your or your organization’s vote.

What happens if I sell my shares before the Special Meeting?

The Record Date for stockholders entitled to vote at the Special Meeting is January 22, 2025, which is earlier than the date of the Special Meeting. If you sell or otherwise transfer your shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company’s Corporate Secretary in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will otherwise have transferred ownership of your shares.

What vote is required to approve the Coliseum Transactions Proposal?

Approval of the Coliseum Transactions Proposal requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions and failing to provide your broker, bank or other nominee with instructions on how to vote will have the effect of a vote “AGAINST” the Coliseum Transactions Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Coliseum Transactions Proposal, they would have the effect of votes against the proposal. The shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates will be excluded from the calculation of the votes required to approve the Coliseum Transactions Proposal. As of the Record Date, the Coliseum Stockholders “owned” 4,485,175 shares of Common Stock, or 31.4% of the Company’s outstanding Common Stock. Excluding any shares “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders or their affiliates or associates, there are 9,808,706 outstanding shares of our Common Stock. Approval of the Coliseum Transactions Proposal will require the affirmative vote of the holders of at least 6,539,138 of such outstanding shares of our Common Stock.

What vote is required to approve the Adjournment Proposal?

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, whether or not a quorum is present. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Adjournment Proposal, they would have no effect on the proposal. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates, if voted, would not be excluded from the calculation of the votes required to approve the Adjournment Proposal.

What happens if the Coliseum Transactions Proposal is not approved?

If the Coliseum Transactions Proposal is not approved at the Special Meeting (as adjourned, postponed or rescheduled, if needed), the Coliseum Transactions will not be completed and the Company will not receive the expected $30.0 million from the Investors (as defined herein) for the Purchase (as defined herein). In that case, the Company will need to explore other financing options that may be dilutive to the Company's Common Stock and/or more expensive than the Coliseum Transactions. See “Coliseum Transactions Proposal” for further information.

How do I inspect the list of Stockholders of Record?

For at least ten days prior to the Special Meeting and during the Special Meeting, a list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our principal executive offices at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237.

Who pays for this proxy solicitation?

The Company will pay the expenses of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation. We have retained Alliance to assist in proxy solicitation for the Special Meeting at an estimated cost of $20,000 plus expenses. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, banks or other nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

Will there be householding of proxy materials?

Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.

If you are a record holder and wish to receive separate copies of the proxy materials for the Special Meeting, then please contact the Company’s Corporate Secretary at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237 or (800) 486-7647. We will promptly deliver separate copies of the proxy materials for the Special Meeting upon receiving your request.

If you are a beneficial owner, then please contact your broker, bank or other nominee to receive one or more separate copies of the proxy materials.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC following the Special Meeting.

Who can help answer my other questions?

If you have more questions about the Special Meeting, or require assistance in submitting your proxy or voting your shares, please contact Alliance, ModivCare’s proxy solicitor at (833) 215-7295 (toll-free) or by email at MODV@allianceadvisors.com. If your broker, bank or other nominee holds your shares, you should also call such entity for additional information.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of ModivCare, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are discussed below in the “Stockholder Proposals” section. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Special Meeting except as set forth herein.

Methods of Voting

You may vote by proxy or in person at the Special Meeting.

Voting in Person at the Meeting. You may vote in person at the Special Meeting by requesting a ballot from a Company representative when you arrive. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from the organization that holds your shares authorizing you to vote those shares. You must bring a copy of the legal proxy to the Special Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of elections.

Voting by Internet or Telephone. If you are the stockholder of record, you may submit a proxy by Internet at www.FCRvote.com/MODVSM or by telephone at +1 (866) 402-3905. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote. If you are considered the beneficial owner of shares held in street name, see the materials you received from your broker, bank or other nominee to determine your ability to instruct your broker, bank or other nominee how you wish to cast your vote by Internet or telephone.

Voting by Mail. If you are the stockholder of record, you may submit a proxy by mail to have your shares voted by filling out the proxy card and following the voting instruction form included with your proxy materials and returning the properly completed proxy card in the envelope provided.

The deadline for registered stockholders to submit a proxy by Internet, telephone or mail is 11:59 p.m. Eastern Time on March 2, 2025. If you wish to vote by mail please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting. If you are the beneficial owner of shares held in street name, and requested printed copies of the proxy materials by mail, please follow the instructions of your broker, bank or other nominee about how you wish to cast or instruct your organization how to cast your vote.

Revoking Your Proxy

If you are a record holder of shares of Common Stock, you may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, before the Special Meeting. You may also attend the Special Meeting in person and vote. Simply attending the Special Meeting will not revoke your proxy. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m. Eastern Time on March 2, 2025.

If you hold your shares as a beneficial holder through a broker, bank or other nominee, please refer to your organization’s proxy card or other information forwarded by such organization to learn how you can revoke your proxy instructions and change your or your organization’s vote.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 14,293,881 shares of the Company’s Common Stock, outstanding and entitled to vote at the Special Meeting. 4,485,175 shares of Common Stock were “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders. The Common Stock is the only outstanding class of capital stock of the Company. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter to be considered at the Special Meeting except as set forth herein. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business at the meeting. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates may participate in the Adjournment Proposal vote and would be counted for quorum purposes. Assuming that a quorum is present, approval of the Coliseum Transactions Proposal requires the affirmative vote of at least 66-2/3% of the outstanding shares of our Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates. Excluding any shares “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders or their affiliates or associates, there are 9,808,706 outstanding shares of our Common Stock. Approval of the Coliseum Transactions Proposal will require the affirmative vote of the holders of at least 6,539,138 of such outstanding shares of our Common Stock. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, whether or not a quorum is present. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates, if voted, would not be excluded from the calculation of the votes required to approve the Adjournment Proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present for purposes of determining the presence of a quorum. Abstentions and failing to provide your broker, bank or other nominee with instructions on how to vote will have the effect of a vote “AGAINST” the Coliseum Transactions Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Coliseum Transactions Proposal, they would have the same effect as a vote against the proposal. With regard to the Adjournment Proposal, abstentions will have the same effect as a vote “AGAINST” the proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Adjournment Proposal, they would have no effect on the proposal.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

1.	“for” the approval of the Coliseum Transactions Proposal; and

2.	“for” the approval of the Adjournment Proposal.

Voting Results

Preliminary voting results will be announced at the Special Meeting and final voting results will be published in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting.

Proxy Solicitation

The Company will pay the expenses of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation. We have retained Alliance to assist in proxy solicitation for the Special Meeting at an estimated cost of $20,000 plus expenses. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, banks or other nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

COLISEUM TRANSACTIONS PROPOSAL

Overview

On January 9, 2025, the Company announced that it had raised a $75.0 million incremental term loan under Amendment No. 5 (the “Fifth Amendment”) to the Company’s Credit Agreement (as defined below) (the “Incremental Term Loan”) and, subject to the stockholder vote solicited in this Proxy Statement and certain other conditions, $30.0 million from the issuance of newly issued 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes” and together with the Incremental Term Loan, the “Incremental Financing”). The Incremental Financing is intended to strengthen the Company’s financial foundation, enhance operational performance and best position the Company for future sustainable growth. The issuance of the $30.0 million of Second Lien Notes will be made to Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A (together, the “Investors”), certain assets of which are subject to the Investment Management Agreement with Coliseum Capital Management, LLC. Because the Coliseum Stockholders may be deemed an “interested stockholder” under Section 203 of the DGCL, and because the Coliseum Stockholders have not owned in excess of 15% of the Common Stock for three years, the Company must obtain the approval of 66-2/3% of the outstanding shares of its Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates, before it can consummate the Coliseum Transactions. This is described in detail below.

As part of the Company’s Incremental Financing, the Company entered into a Purchase and Exchange Agreement (the “Purchase and Exchange Agreement”) with the Investors, which provides, among other things, for the Investors (a) to purchase (the “Purchase”) $30.0 million in aggregate principal amount of newly issued Second Lien Notes at a purchase price equal to 100% of the principal amount of the Second Lien Notes plus any accrued and unpaid interest thereon from, and including, October 1, 2024 to, but excluding, the closing date of the Purchase and (b) to exchange $20.165 million in aggregate principal amount of the Company’s existing 5.000% Senior Notes due 2029 (the “Senior Notes”) held by the Investors for an equivalent principal amount of Second Lien Notes (the “Exchange” and, together with the Purchase, the Expense Reimbursement (as defined below), the performance by the Company of its other obligations under the Purchase and Exchange Agreement, the terms of the Second Lien Notes, the Second Lien Notes Indenture (as defined below) and any other documents incidental to the issuance of the Second Lien Notes, any other actions the Company may take in furtherance of the foregoing and the receipt by the Investors of the benefits of being holders of the Second Lien Notes, the “Coliseum Transactions”), in each case pursuant to the terms and subject to the conditions set forth in the Purchase and Exchange Agreement. Prior to or at the closing of the Coliseum Transactions, the Company shall have paid for all reasonable and documented fees and expenses, including attorney’s fees, of the Investors incurred in connection with the preparation, negotiation, execution and delivery of the Second Lien Notes Indenture and all documents and instruments incident to the issuance of the Second Lien Notes to the Investors as contemplated under the Purchase and Exchange Agreement subject to a cap of $150,000 (the “Expense Reimbursement”). The Purchase and Exchange Agreement is attached to this Proxy Statement as Annex A.

The Second Lien Notes will be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of an Indenture (the “Second Lien Notes Indenture”) to be entered into among the Company, the guarantors party thereto, a trustee and a note collateral agent. Pursuant to the Second Lien Notes Indenture, the Second Lien Notes will be unconditionally guaranteed on a senior secured second lien priority basis by the guarantors party to the Credit Agreement, dated as of February 3, 2022 (as amended by Amendment No. 1, dated as of June 26, 2023, Amendment No. 2, dated as of February 22, 2024, Amendment No. 3, dated as of July 1, 2024, Amendment No. 4, dated as of September 30, 2024, and Amendment No. 5, dated as of January 9, 2025, the “Credit Agreement”), by and among the Company, the guarantors named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and will be secured on a second lien priority basis by the collateral that secures the Company’s and the guarantors’ obligations under the Credit Agreement, subject to certain permitted liens. The Second Lien Notes will mature on October 1, 2029 unless earlier redeemed or repurchased.

The Company is a Delaware corporation and is subject to Section 203 of the DGCL, which is described in more detail below. The Coliseum Stockholders are the “owner” (as defined in Section 203 of the DGCL), directly or indirectly, of more than 15% of the outstanding “voting stock” (as defined in Section 203 of the DGCL) of the Company. Therefore, the Coliseum Stockholders may be deemed to be an “interested stockholder” under Section 203 of the DGCL. The Coliseum Stockholders did not seek, and the Board did not provide, advance approval of the Coliseum Stockholders acquiring 15% or more of the voting stock, and the Coliseum Stockholders have not owned in excess of 15% of the Common Stock for more than three years. Accordingly, under Section 203 of the DGCL, the Company is currently prohibited from engaging in a business combination with the Coliseum Stockholders unless holders of at least 66-2/3% of the issued and outstanding shares of Common Stock, excluding any shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates, approve such transaction. Excluding any shares “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders or their affiliates or associates, there are 9,808,706 outstanding shares of our Common Stock. Approval of the Coliseum Transactions Proposal will require the affirmative vote of the holders of at least 6,539,138 of such outstanding shares of our Common Stock. The Coliseum Transactions, including the issuance of the Second Lien Notes to the Investors under the terms of the Purchase and Exchange Agreement, could be deemed a “business combination” under this provision of Delaware law.

In December 2024, the Company determined that it should raise financing to bolster its balance sheet. The Company hired financial and legal advisors, who assisted the company in soliciting and evaluating various potential financing arrangements, including both debt and equity issuances, with a number of potential investors. The Company entered into confidentiality agreements with a range of potential debt and equity capital providers to provide them with due diligence materials. Negotiations with lenders who were willing to provide the Incremental Term Loan, the terms for which included an exchange of the Company’s Senior Notes for a like amount of Second Lien Notes, gained traction. The potential lenders for the Incremental Term Loan made clear that they were only willing to make the Incremental Term Loan if the Company would have essentially no ability to incur additional secured indebtedness beyond the $251 million of the new Second Lien Notes. In parallel to the debt negotiations, the Company explored raising capital through an equity issuance and negotiated term sheets with two separate parties. The terms of the available equity financing would have resulted in significant dilution for the Company’s existing stockholders and a potentially long-term overhang on the Company’s stock price, and certain existing stockholders who were under confidentiality agreements expressed strong opposition to the available options. When the negotiations for the Incremental Term Loan were substantially complete, the Investors discussed with the Company various potential financing options. Among the ideas discussed was the potential for the Investors to provide $30.0 million in new money funding through the purchase of Second Lien Notes and receive the right to exchange approximately $20.0 million of their Senior Notes for Second Lien Notes (the “Coliseum Investment”), which would require approval by the Incremental Term Loan lenders. Following the Company’s discussions with the Investors, the Company approached the Incremental Term Loan lenders and asked for the ability to issue an additional approximately $50.0 million of Second Lien Notes. The parties who would receive Second Lien Notes in the Incremental Term Loan transaction considered concerns about the dilution of their collateral in light of the larger Second Lien Notes issuance but ultimately agreed to allow the Company to issue an additional approximately $50.0 million of Second Lien Notes because the $30.0 million of new money financing would be very low-cost capital and could help the Company avoid any further liquidity needs in 2025. If not for the Coliseum Transactions, the Company may have needed to explore other financing options that likely would have been dilutive to the Company's Common Stock and more expensive than the Coliseum Transactions. In addition, the Company discussed the Coliseum Investment with certain of its stockholders who were under confidentiality agreements, and such stockholders were supportive of the transaction. Consequently, the Company, advised by counsel and under the guidance and with the approval of the Board, reviewed and negotiated the Coliseum Investment, and the Board determined that entering into the Coliseum Transactions was in the best interest of the Company and its stockholders. Therefore, the Company entered into the Purchase and Exchange Agreement and now desires to obtain stockholder authorization and approval of the Coliseum Transactions.

The Purchase and the Exchange are also subject to the receipt of consents from the holders of a majority in principal amount of the Senior Notes to make certain amendments to the indenture governing the Senior Notes. This consent has been obtained because the Company has entered into exchange agreements with holders representing a majority in principal amount of the Senior Notes, pursuant to which such holders have agreed to provide such consents.

Section 203 of the DGCL

Section 203 of the DGCL is an anti-takeover statute that was generally designed to prevent abusive takeover tactics by certain stockholders of a Delaware corporation. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless:

●

prior to the time the stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to such time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines “business combinations” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s stock;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock to the interested stockholder;

●

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation which is owned by the interested stockholder; or

●

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the four preceding bullet points) provided by or through the corporation.

Section 203 of the DGCL generally defines an “interested stockholder” as any individual or entity that, together with its “affiliates” and “associates”:

●

is the “owner” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) of 15% or more of the outstanding voting stock of the corporation; and

●

is an affiliate or associate of the corporation and was the “owner” (as that term is defined in Section 203 of the DGCL) of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder.

Section 203 of the DGCL generally defines an “owner,” which includes the terms “own” and “owned,” to mean a person that individually or with or through its affiliates or associates:

●	beneficially owns such stock;

●	has the right to acquire or vote such stock; or

●	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock.

Interest of Certain Persons in the Coliseum Transactions

Christopher Shackelton, the former chairman of the Company’s Board, and Adam Gray are each managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account (as defined below) due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. As a result, each of Mr. Shackelton and Mr. Gray may be deemed to “own” (as defined in Section 203 of the DGCL) the shares of Common Stock held by the Coliseum Stockholders and the Separate Account and may be deemed an “interested stockholder” of the Company.

Purpose of this Proposal

The purpose of the Coliseum Transactions Proposal is to approve the Coliseum Transactions as contemplated by the Purchase and Exchange Agreement, including the Purchase, the Exchange and the Expense Reimbursement, the performance by the Company of its other obligations under the Purchase and Exchange Agreement, the terms of the Second Lien Notes, the Second Lien Notes Indenture and any other documents incidental to the issuance of the Second Lien Notes, any other actions the Company may take in furtherance of the foregoing and the receipt by the Investors of the benefits of being holders of the Second Lien Notes. As noted above, because the Coliseum Stockholders may be deemed to be an “interested stockholder” under Section 203 of the DGCL, the Company may not engage in a business combination with the Coliseum Stockholders or their affiliates or associates until three years after the date that the Coliseum Stockholders became an interested stockholder, except in compliance with Section 203 of the DGCL. The Coliseum Transactions could be viewed as involving a “business combination” with the Coliseum Stockholders under Section 203 of the DGCL because, among other matters, the Second Lien Notes will be secured by all of the Company’s assets. In addition, the ability to participate in the Exchange and the Expense Reimbursement may be viewed as the Company conferring a financial benefit on the Coliseum Stockholders. Therefore, in order for the Company to be able to engage in the Coliseum Transactions, Section 203 of the DGCL may require that the Coliseum Transactions must be approved by the holders of at least 66-2/3% of the issued and outstanding shares of Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates. This approval is required even if the Coliseum Transactions are on terms that are approved by the Board consistent with its fiduciary duties and market terms for similar transactions existing at the time of the Coliseum Transactions, including those relating to interest rate, maturity and security interests for such issuances and the requirements of applicable law, including seeking any other stockholder approvals which are required by applicable law, rule or regulation.

Limitations on Future Transactions with the Coliseum Stockholders under this Proposal

If the Coliseum Transactions Proposal is approved, the Company will be authorized to engage in the Coliseum Transactions with the Investors, including the Purchase, the Exchange and the Expense Reimbursement, the Company will be able to perform its other obligations under the Purchase and Exchange Agreement, the terms of the Second Lien Notes, the Second Lien Notes Indenture and any other documents incidental to the issuance of the Second Lien Notes, the Company will be able to take other actions in furtherance of the foregoing and the Investors will receive the benefits of being holders of the Second Lien Notes. Any other “business combination” between the Company and the Coliseum Stockholders consummated prior to the three-year anniversary of the date that the Coliseum Stockholders became an interested stockholder would require additional approval by the Company’s stockholders for purposes of Section 203 of the DGCL. The Board believes that, in order to attempt to execute the Company’s business plan, it is important for the Company to have the ability to enter into the Coliseum Transactions in order to ensure it has sufficient liquidity and capital resources.

Vote Required

Approval of the Coliseum Transactions Proposal requires the affirmative vote of the holders of at least 66-2/3% of the issued and outstanding shares of our Common Stock, excluding any shares “owned” (as that term is defined in Section 203 of the DGCL, which includes shares beneficially owned, directly or indirectly) by the Coliseum Stockholders or their affiliates or associates. Excluding any shares “owned” (as defined in Section 203 of the DGCL) by the Coliseum Stockholders or their affiliates or associates, there are 9,808,706 outstanding shares of our Common Stock. Approval of the Coliseum Transactions Proposal will require the affirmative vote of the holders of at least 6,539,138 of such outstanding shares of our Common Stock. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions and failing to provide instructions to your broker, bank or other nominee how to vote will have the effect of a vote “AGAINST” the Coliseum Transactions Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Coliseum Transactions Proposal, they would have the effect of votes against the proposal. The shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates will be excluded from the calculation of the votes required to approve the Coliseum Transactions Proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the Coliseum Transactions Proposal.

Unless marked otherwise, proxies received will be voted “FOR” the approval of the Coliseum Transactions Proposal.

ADJOURNMENT PROPOSAL

Overview

In order to ensure that approval of the Coliseum Transactions Proposal is obtained, the Board wishes to seek approval of a proposal to adjourn the Special Meeting, if necessary, to solicit more votes in favor of the Coliseum Transactions Proposal.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, whether or not a quorum is present. As this vote is a non-routine matter under applicable rules, your broker, bank or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal. While no broker non-votes are expected, if there were broker non-votes with respect to the Adjournment Proposal, they would have no effect on the proposal. Shares “owned” (as defined in Section 203 of the DGCL, including shares beneficially owned on the Record Date, directly or indirectly) by the Coliseum Stockholders and their affiliates and associates, if voted, would not be excluded from the calculation of the votes required to approve the Adjournment Proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the Adjournment Proposal.

Unless marked otherwise, proxies received will be voted “FOR” the approval of the Adjournment Proposal.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of ModivCare’s Common Stock by (a) each stockholder known by us to own beneficially more than 5% of the outstanding voting power of our Common Stock, (b) each of ModivCare’s directors, (c) each of ModivCare’s named executive officers, and (d) all of ModivCare’s current directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares and the address for each beneficial owner of more than 5% of our Common Stock, director, director nominee and named executive officer is: c/o ModivCare Inc., 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237.

Name of Beneficial Owner	No. of Shares of Common Stock Beneficially Owned	Percent of Class(1)

5% or greater security holders
Coliseum Capital Management, LLC(2)	4,485,175	31.4%
Neuberger Berman Group LLC(3)	1,609,338	11.3%
AI Catalyst Fund, LP(4)	1,427,500	10.0%
Q Global Capital Management, L.P.(5)	1,221,933	8.5%
BlackRock, Inc.(6)	886,582	6.2%
Silvercrest Asset Management Group LLC(7)	709,360	5.0%

Directors
Craig Barbarosh	—	—
Todd J. Carter	16,777	*
David A. Coulter	36,216	*
Neal Goldman	—	—
Garth Graham	5,844	*
Richard A. Kerley	40,898	*
Leslie V. Norwalk	18,830	*
L. Heath Sampson(8)	32,744	*

Non-Director Named Executive Officers
Barbara Gutierrez(9)	4,081	*
Chelsey Berstler(10)	—	—
Jessica Kral(11)	3,902	*
Henry Toledo(12)	5,557	*
Anne Bailey(13)	—	—
Ilias Simpson(14)	759	*
All current directors and executive officers as a group (14 persons)	165,608	1.2%

* Less than 1%

(1)

The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire voting or investment power within 60 days of the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. As of the Record Date there were 14,293,881 shares of Common Stock outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter presented at the Special Meeting.

(2)

This information is based on ownership information reported in the Schedule 13D/A filed with the SEC on January 14, 2025 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray and Christopher Shackelton (105 Rowayton Avenue, Rowayton, CT 06853). Based on information available in the Schedule 13D/A and the Form 4, the shares are held directly by (a) CCP, an investment limited partnership of which CC is general partner and for which CCM, a Delaware limited liability company, serves as investment adviser, (b) CCP2, an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser, (c) a separate account investment advisory client of CCM (the “Separate Account”). CCM, Christopher Shackelton, and Adam Gray each have shared voting and shared dispositive power over 4,485,175 shares, CC has shared voting and shared dispositive power over 3,576,621 shares, CCP has shared voting and shared dispositive power over 3,463,284 shares, CCP2 has shared voting and shared dispositive power over 113,337 shares, and the Separate Account has shared voting and shared dispositive power over 908,554 shares. Christopher Shackelton, the former chairman of our Board, and Adam Gray are managers of and have an ownership in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, the Separate Account, CC and CCM disclaims beneficial ownership of these securities except to the extent of that person’s own pecuniary interest therein.

(3)

This information is based on the Schedule 13G filed with the SEC by Neuberger Berman Group LLC (“Neuberger”) and Neuberger Berman Investment Advisers LLC (“Neuberger Investment”) (1290 Avenue of the Americas, New York, NY 10104) on May 9, 2024. Neuberger has shared voting power over 1,550,011 shares and shared dispositive power over 1,609,338 shares. Neuberger Investment has shared voting power over 1,549,892 shares and shared dispositive power over 1,609,219 shares.

(4)	This information is based on the Schedule 13D and 13D/A filed with the SEC by The AI Catalyst Fund, L.P., The AI Catalyst Fund GP, LLC and David Mounts Gonzales (1 W 4th Street, Suite 740, Winston-Salem, NC 27101) on January 17, 2025 and January 27, 2025 and includes 1,427,500 shares over which the reporting persons each have shared voting and dispositive power.

(5)	This information is based on the Schedule 13G filed with the SEC by Q Global Capital Management, L.P., Q Global Advisors, LLC, Renegade Swish, LLC and Raynor Geoffrey (301 Commerce Street, Suite 3200, Fort Worth, TX 76102) on January 13, 2025 and includes 1,221,933 shares over which the reporting persons each have shared voting and dispositive power.

(6)

This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055) on May 8, 2024, and includes 14,374 shares with respect to which the reporting person reports having no voting power.

(7)

This information is based on the Schedule 13G filed with the SEC by Silvercrest Asset Management Group LLC, Silvercrest L.P. and Silvercrest Asset Management Group Inc. (1330 Avenue of the Americas, 13th Floor, New York, NY 10019) on February 14, 2024 and includes 709,360 shares over which the reporting persons each have shared voting and dispositive power.

(8)	The shares reported include 17,154 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable. The shares reported do not include 20,318 unvested restricted stock units (“RSUs”), 526 unvested stock options or 47,454 unvested Performance Restricted Stock Units (“PRSUs”).

(9)	The shares reported do not include 9,804 unvested RSUs or 22,062 unvested PRSUs.

(10)	The shares reported do not include 6,518 unvested RSUs or 9,777 unvested PRSUs.

(11)	The shares reported do not include 7,804 unvested RSUs or 11,866 unvested PRSUs.

(12)	The shares reported do not include 15,713 unvested RSUs or 20,916 unvested PRSUs.

(13)	Ms. Bailey’s service as an executive officer of the Company terminated on May 16, 2024.

(14)	Mr. Simpson’s service as an executive officer of the Company terminated on March 29, 2024.

HOUSEHOLDING OF PROXY MATERIALS

Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.

If you are a record holder and wish to receive separate copies of the proxy materials for the Special Meeting, then please contact the Company’s Corporate Secretary at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237 or (800) 486-7647. We will promptly deliver separate copies of the proxy materials for the Special Meeting upon receiving your request.

If you are a beneficial owner, then please contact your broker, bank or other nominee to receive one or more separate copies of the proxy materials.

STOCKHOLDER PROPOSALS

Pursuant to the applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted and included in the Company’s proxy statement within the Rule 14a-8 process for consideration at the Company’s annual meeting to be held in 2025 (the “2025 Annual Meeting”) was December 27, 2024.

Pursuant to the Company’s Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination of a director at, the 2025 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237, no earlier than the close of business on February 11, 2025, and not later than the close of business on April 14, 2025. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to April 14, 2025, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2025 Annual Meeting to vote on such proposal.

In addition, in order to comply with universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than April 14, 2025 that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

OTHER MATTERS

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Special Meeting. If any other matters properly come before our stockholders at this Special Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ADDITIONAL INFORMATION

Through our investor relations website, investors.modivcare.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. The Company’s SEC filings are also available on the SEC’s website at www.sec.gov.

This Proxy Statement is also available at: investors.modivcare.com.

You may request copies of this Proxy Statement or other information concerning the Company, without charge, upon written or oral request to the Company’s principal executive offices at the following address and telephone number:

Attention: Corporate Secretary
ModivCare Inc.

6900 E. Layton Avenue, 12th Floor

Denver, CO 80237

Telephone: (800) 486-7647

In addition, if you have questions about the Coliseum Transactions or about this Proxy Statement, would like additional copies of this Proxy Statement, or need to obtain proxy card(s), or other information related to the proxy solicitation, please contact our proxy solicitor by telephone or in writing at the following telephone number or email address:

Alliance Advisors LLC

(833) 215-7295 (toll-free)

MODV@allianceadvisors.com

You will not be charged for any of these documents that you request.

ANNEX A

PURCHASE AND EXCHANGE AGREEMENT

The undersigned beneficial owners of the Old Notes (as defined herein) (collectively, the “Holders” and each, a “Holder”), severally and not jointly, enter into this Purchase and Exchange Agreement (the “Agreement”) with ModivCare Inc., a Delaware corporation (the “Company”), on January 9, 2025, whereby each Holder, severally and not jointly, will, subject to the terms and conditions hereof, (i) purchase (the “Purchase”) from the Company the aggregate principal amount of newly issued 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes”) specified on Exhibit A hereto, and (ii) exchange (the “Exchange” and together with the Purchase and the Expense Reimbursement (as defined herein), the “Transactions”) for each $1,000 principal amount of the Company’s existing 5.000% Senior Notes due 2029 (the “Old Notes”) specified on Exhibit B hereto, issued pursuant to that certain Indenture, dated as of August 24, 2021 (as amended, supplemented or otherwise modified from time to time, the “Old Notes Indenture”), between the Company (as successor to ModivCare Escrow Issuer, Inc.), the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Old Notes Trustee”), $1,000 principal amount of the Company’s Second Lien Notes, as set forth below (the “Exchange Consideration”).

The Second Lien Notes will be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the provisions of an Indenture (the “Second Lien Notes Indenture”) to be entered into among the Company, the guarantors party thereto (the “Guarantors”), a trustee (the “Second Lien Notes Trustee”) and a note collateral agent (the “Second Lien Notes Collateral Agent”). The Second Lien Notes Indenture will have the terms established pursuant to that certain Exchange Agreement, dated as of January 8, 2025 (the “Lender Exchange Agreement”), between the Company and certain holders of the Old Notes. Pursuant to the Second Lien Notes Indenture, the Second Lien Notes will be unconditionally guaranteed on a senior secured second lien priority basis by the guarantors party to the Second Lien Notes Indenture and will be secured on a second lien priority basis by the collateral that secures the Company’s obligations under that certain Credit Agreement, dated as of February 3, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 5, dated as of the date hereof (“Amendment No. 5”), the “Credit Agreement”), by and among the Company, the guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (such collateral, the “Collateral”), subject to certain permitted liens.

The issuance of the Second Lien Notes to the Holders in the Transactions will be subject to the receipt of required stockholder approval for the Transactions.

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Purchase and Exchange

Section 1.1         Purchase of New Second Lien Notes. The Company hereby agrees to issue and sell to each Holder, and each Holder, severally and not jointly, hereby agrees to purchase from the Company, the aggregate principal amount of Second Lien Notes set forth in Exhibit A hereto at the purchase price (the “Purchase Price”) set forth in Exhibit A hereto, in each case at the Closing (as defined herein); provided, that the Company and each Holder will mutually agree on a purchase price adjustment to account for the amount of accrued and unpaid interest that will have accrued on each note prior to the Closing (as defined below).

Section 1.2         Exchange of Old Notes for Second Lien Notes. Each Holder, severally and not jointly, hereby agrees to exchange and deliver to the Company the aggregate principal amount of Old Notes set forth in Exhibit B hereto, and in exchange therefor the Company hereby agrees to issue to each Holder the Exchange Consideration set forth in Exhibit B hereto, in each case at the Closing.

Section 1.3         Closing Date.

(i)

Subject to the satisfaction or waiver of the closing conditions set forth in Article IV hereto, the closing of the Transactions (the “Closing”) shall occur on such date as shall be mutually agreed but no later than the third Business Day after the closing conditions set forth in Article IV hereto are satisfied (except for those that can only be satisfied at the Closing), in writing (e-mail between legal counsel to the Company and legal counsel to the Holders being sufficient), between the Company and the Holders (the date the Closing occurs, the “Closing Date”).

As used in this Agreement, “Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

(ii)	All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the respective Closing Date.

Section 1.4         Closing Procedures.

(i)

At the Closing, (A) the Company, the guarantors party thereto, the Second Lien Notes Trustee and the Second Lien Notes Collateral Agent shall enter into a supplemental indenture to the Second Lien Notes Indenture in a form to be mutually agreed between the Company and the Holders (the “Second Lien Notes Supplemental Indenture”) permitting the issuance of the Second Lien Notes to be issued as part of the Transactions as additional notes under the Second Lien Notes Indenture and (B) the Company shall deliver to the Second Lien Notes Trustee one or more global notes representing the applicable aggregate principal amount of Second Lien Notes to be issued to the applicable Holders at the Closing.

(ii)

With respect to the Purchase, at the Closing, the Company shall issue and electronically deliver, or cause to be electronically delivered, to the respective account of each Holder via one-sided Deposit/Withdrawal at Custodian (“DWAC”) through the book-entry facilities of The Depository Trust Company (“DTC”), the aggregate principal amount of Second Lien Notes set forth opposite the name of such Holder in Exhibit A hereto, free and clear of any any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), against payment by such Holder of the applicable Purchase Price by wire transfer of immediately available funds to such account specified by the Company to such Holder prior to the Closing Date.

(iii)

With respect to the Exchange, at the Closing, (A) each Holder shall deliver, or cause to be delivered, to the Old Notes Trustee for the benefit of the Company all right, title and interest in and to the aggregate principal amount of its Old Notes to be exchanged at the Closing, free and clear of any Liens, together with any documents of conveyance or transfer that the Company or the Old Notes Trustee may deem necessary or desirable to transfer to the Company all right, title and interest in and to the Old Notes, free and clear of any Liens, and (B) upon the Company’s receipt of the aggregate principal amount of Old Notes of a Holder specified on Exhibit B hereto in accordance with sub-clause (A) of this Section 1.4(iii), the Company shall cause the Second Lien Notes Trustee to deliver to such Holder the aggregate principal amount of Second Lien Notes specified on Exhibit B hereto.

(iv)

The delivery (A) by Holders of Old Notes to the Old Notes Trustee and (B) by the Second Lien Notes Trustee of Second Lien Notes to Holders shall be effected via DWAC. Each Holder shall ensure that its DTC participant initiates a one-sided DWAC withdrawal for the principal amount of the Old Notes to be exchanged and a one-sided DWAC deposit for the principal amount of Second Lien Notes that are to be received no later than 10:00 a.m. New York City Time on the Closing Date. For the avoidance of doubt, in connection with the Exchange, the Company shall be obligated to cause the Second Lien Notes Trustee to deliver Second Lien Notes to a Holder only after both (1) the Old Notes are delivered by the Holder to the Old Notes Trustee via DWAC withdrawal and (2) the Second Lien Notes Trustee has received a DWAC deposit for the Second Lien Notes that are to be received by the Holder.

(v)	The Old Notes delivered to the Old Notes Trustee by each Holder at the Closing shall be cancelled pursuant to the procedures set forth in the Old Notes Indenture.

(vi)	Interest will accrue on the Second Lien Notes from the preceding “interest payment date” under the Old Notes Indenture and no interest will be due in connection with the Exchange.

Article II: Covenants, Representations and Warranties of the Holders

Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties as to itself, each of which is and shall be true and correct on the date hereof and at the Closing, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1         Power and Authorization. Each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Holder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. Each of Exhibit A and Exhibit B hereto is, as applicable, a true, correct and complete list of (i) the name of each Holder, (ii) the principal amount of such Holder’s Old Notes, provided, in the case of Blackwell Partners LLC – Series A (“Blackwell”), only those Old Notes held by Blackwell and subject to the Investment Management Agreement with Coliseum Capital Management, LLC (the “IMA”) are listed thereon, (iii) the principal amount of such Holder’s Old Notes subject to the Exchange, (iv) the principal amount of Second Lien Notes to be issued to such Holder in the Purchase, (v) the principal amount of Second Lien Notes to be issued to such Holder in respect of its Old Notes in the Exchange and (vi) such Holder’s DTC participant information. No consent, approval, order or authorization of, or registration or qualification with, any court or arbitrator or governmental or regulatory authority is required on the part of any Holder in connection with the execution, delivery and performance by such Holder of this Agreement and the consummation of the Transactions.

Section 2.2         Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by each Holder and constitutes a valid and legally binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (A) any Holder’s organizational documents, (B) any agreement or instrument to which any Holder is a party or by which any Holder or any of their respective assets are bound, or (C) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to any Holder, except in the case of clauses (B) and (C), where such violations, conflicts, breaches or defaults would not affect any Holder’s ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3         Title to the Old Notes. Each Holder is the sole legal and beneficial owner of the Old Notes set forth opposite its name on Exhibit B hereto. Each Holder has good, valid and marketable title to its Old Notes, free and clear of any Liens. Other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws, no Holder has, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Old Notes or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Old Notes. Upon each Holder’s delivery of its Old Notes to the Company pursuant to the Exchange, the Company will acquire good, marketable and unencumbered title to such Old Notes, free and clear of all Liens.

Section 2.4         Qualified Institutional Buyer. Each Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act and is acquiring the Second Lien Notes hereunder for investment for its own respective account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.

Section 2.5         Adequate Information; No Reliance. Each Holder acknowledges and agrees that (i) such Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions, (ii) such Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Transactions, (iii) such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to the Transactions, (iv) such Holder has evaluated the tax and other consequences of the Transactions and ownership of the Second Lien Notes with its tax, accounting or legal advisors, and (v) such Holder is not relying and has not relied upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives except for the representations and warranties made by the Company in this Agreement. Each Holder is a sophisticated participant in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Second Lien Notes; is capable of protecting its own interests in connection with its prospective investment in the Second Lien Notes; has the ability to bear the economic risks of its prospective investment in the Second Lien Notes and can afford the complete loss of such investment; and acknowledges that an investment in the Second Lien Notes involves a high degree of risk.

Section 2.6         No Public Market. Each Holder acknowledges and agrees that no public market exists for the Second Lien Notes and that there is no assurance that a public market will ever develop for the Second Lien Notes.

Section 2.7         No Governmental Review. Each Holder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Second Lien Notes or the fairness or suitability of the investment in the Second Lien Notes nor have such authorities passed upon or endorsed the merits of the offering of the Second Lien Notes.

Section 2.8         Privately Negotiated Transactions. Each Holder acknowledges that the terms of this Agreement have been negotiated between such Holder and the Company on an arms’ length basis. Each Holder was given a meaningful opportunity to negotiate the terms of this Agreement on behalf of itself. Each Holder acknowledges that it did not became aware of the Transactions through any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

Section 2.9         Securities Law Matters. Each Holder acknowledges that: (i) the offer and sale of the Second Lien Notes and the related guarantees has not been registered under the Securities Act, or under any state securities laws; and (ii) the offer and sale of the Second Lien Notes is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) under the Securities Act and under state securities laws for transactions not involving a public offering, which depends in each case upon, among other things, the accuracy of certain of each Holder’s representations as expressed herein. No Holder presently has any agreement or understanding, directly or indirectly, with any Person to distribute any of the Second Lien Notes and the related guarantees. As used in this Section 2.9, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

Section 2.10         Taxpayer Information. Each Holder agrees that it shall deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as appropriate.

Section 2.11         Lock-up Period. During the period (the “Lock-Up Period”) commencing on the date of this Agreement and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement terminates, each Holder hereby undertakes to the Company that it will not at any time during the Lock-Up Period, sell, pledge, encumber or otherwise transfer or dispose of any Old Notes outstanding on the date of this Agreement or acquired thereafter unless the applicable purchaser or transferee of the Old Notes agrees to be bound by the terms and conditions set forth in this Agreement by execution of a joinder agreement in form and substance reasonably satisfactory to the Company provided, in the case of Blackwell, this provision shall only apply to Old Notes held by Blackwell and subject to the IMA.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing to the Holders, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1         Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, the Second Lien Notes Indenture, the Second Lien Notes Supplemental Indenture and the Second Lien Notes, to perform its obligations hereunder and thereunder, and to consummate the Transactions. No material consent, approval, order or authorization of, or material registration or qualification with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby, other than as may be required under the securities or blue sky laws of the various jurisdictions in which the Second Lien Notes and the related guarantees are being issued and the Stockholder Approval.

Section 3.2         Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Second Lien Notes Indenture will have been duly executed and delivered by the Company and will govern the terms of the Second Lien Notes, and the Second Lien Notes Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Second Lien Notes Supplemental Indenture will have been duly executed and delivered by the Company and will govern the terms of the Second Lien Notes issued thereunder, and the Second Lien Notes Supplemental Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Second Lien Notes Indenture, the Second Lien Notes Supplemental Indenture and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3         Validity of the Second Lien Notes and Related Guarantees. Subject to the receipt of the Stockholder Approval, the Second Lien Notes and the guarantees thereof have been duly authorized by the Company and the guarantors contemplated to be party thereto, as applicable, and, when executed and authenticated in accordance with the provisions of the Second Lien Notes Indenture, deposited on behalf of the Holders with the Second Lien Notes Trustee and registered in the name of DTC or the nominee of DTC for the account of each Holder pursuant to the provisions of the Second Lien Notes Indenture against payment of the Purchase Price or delivery of the Old Notes, as applicable, in accordance with the terms of this Agreement, the Second Lien Notes and the guarantees thereof will be valid and legally binding obligations of the Company and such guarantors, as applicable, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Second Lien Notes and the guarantees thereof will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Second Lien Notes and the guarantees thereof that will be issued in the Transactions are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Section 3.4         No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Section 3.5         Second Lien Notes Indenture.

(i)

The Second Lien Notes Indenture (A) shall be substantially similar in all material respects to the Old Notes Indenture, as in effect on the date hereof, except that (i) all covenants contained therein (other than covenants which are customarily different for an indenture governing high yield securities like the Second Lien Notes) shall be amended to be substantially consistent with the terms of the Credit Agreement (as defined herein), subject to certain cushions to be agreed in accordance with the Lender Exchange Agreement, with the obligations thereunder being guaranteed by the same entities that guarantee the obligations under the Credit Agreement and the obligations under such Second Lien Notes Indenture being secured by the same collateral securing the Credit Agreement, (ii) the debt covenant contained therein shall permit the Company to issue up to $50.165 million in aggregate principal amount of Second Lien Notes in the form of additional notes to be issued to the Holders in accordance with this Agreement, and (iii) interest shall be, at the option of the Company, 5.000% if paid in cash and 10.000% if paid-in-kind (provided, that if the Company and its subsidiaries have liquidity of more than an amount to be agreed between the Company and the Required Backstop Parties (as defined in the Lender Exchange Agreement) and set forth in the Second Lien Notes Indenture, interest shall be required to be paid in cash) and (B) shall not include any provision that materially and adversely and disproportionately affects either Holder in a manner different than all other holders of the Second Lien Notes without the written consent of the Holders.

(ii)

The Company shall provide the Holders with drafts of the Second Lien Notes Indenture a reasonable period of time in advance of the execution of the Second Lien Notes Indenture and shall consider in good faith any reasonable comments to the Second Lien Notes Indenture received from the Holders or their legal counsel.

Section 3.6         Security Interest in Collateral. The Second Lien Notes Indenture and related collateral documents entered into in connection therewith (the “Collateral Documents”), upon execution and delivery thereof by the parties thereto, will create in favor of the Second Lien Notes Collateral Agent, for the benefit of the holders of the Second Lien Notes, a valid and enforceable security interest in the Collateral covered thereby and, upon the filing of UCC financing statements, the liens under the Collateral Documents on such Collateral will, to the extent perfection can be obtained by filing UCC financing statements, constitute a fully perfected security interest in all right, title and interest of the Company and the guarantors thereunder in such Collateral, prior and superior in right to any other Person, except for liens securing the Credit Agreement or other liens permitted by the Second Lien Notes Indenture.

Section 3.7         Stockholder Meeting. As soon as reasonably practicable after the date hereof subject to applicable law and the Company’s organizational documents, the Company shall hold a meeting of its stockholders for the approval of the Transactions in accordance with Section 203 of the Delaware General Corporation Law (such approval, the “Stockholder Approval”). The required vote for the Stockholder Approval is the affirmative vote of holders of 66 2/3 of the outstanding shares of common stock of the Company held by stockholders other than Coliseum Capital Partners, L.P. and its affiliates and associates. In connection with such meeting, the Company shall use its reasonable best efforts to solicit the approval of its stockholders of the Transactions. The board of directors (the “Board”) of the Company has determined, or will determine, that the Transactions are in the best interests of the Company and its stockholders and has resolved, or will resolve, to recommend (such recommendation, the “Board Recommendation”) that the Company’s stockholders vote in favor of the proposal to approve the Transactions. Notwithstanding the foregoing, the Board may withhold, withdraw, amend, qualify or modify, or propose publicly to withhold, withdraw, amend, qualify or modify the Board Recommendation at any time prior to obtaining the Stockholder Approval, if the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Article IV: Conditions Precedent to the Closing

Section 4.1         General. The obligation of the Company and each Holder to consummate the Transactions is subject to the fulfillment of the following conditions (any or all of which, other than receipt of the Stockholder Approval, which is nonwaivable, may be waived by prior written consent of the Company and the Holders (e-mail between legal counsel to the Company and legal counsel to the Holders being sufficient)):

(i)	No Injunctions. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the Transactions shall be in effect.

(ii)

Effectiveness of Second Lien Notes Indenture. The Second Lien Notes Indenture shall be in effect and the Company shall have issued at least $50.0 million of Second Lien Notes pursuant to the Second Lien Notes Indenture.

(iii)	Stockholder Approval. The Stockholder Approval shall have been obtained.

(iv)

Consent to Proposed Amendments. The Company shall have received consents from the Holders (as defined in the Old Notes Indenture) of a majority in principal amount of the Old Notes outstanding to amend the Old Notes Indenture (the “Requisite Consents”) in order to remove substantially all covenants and events of default in the Old Notes Indenture and release the guarantees provided by the guarantors party thereto (collectively, the “Proposed Amendments”) and shall have entered into a supplemental indenture to the Old Notes Indenture to give effect to the Proposed Amendments and to permit the purchase of the Second Lien Notes by the Holders and the Exchange of the Old Notes for the Second Lien Notes; provided, that, if the Company shall not have received the Requisite Consents for the Proposed Amendments to be effective prior to the Closing, each Holder shall (A) deliver to DTC or its nominee, or cause its DTC participant to deliver to DTC or its nominee, through DTC’s “Demand and Dissent” procedures, a consent to the Proposed Amendments with respect to all Old Notes beneficially owned by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), provided, that, if the Old Notes Trustee or DTC instructs that such consent to the Proposed Amendments be delivered or made through another reasonable procedure, such Holder shall deliver or cause to be delivered such consent through any such other procedure in accordance with the instructions provided by the Old Notes Trustee or DTC, as applicable; and (B) deliver or cause to be delivered to the Company executed copies of such consents, in each case simultaneously with the Closing if, and only if, following such delivery of consents by the Holders, the Company will have received the Requisite Consents.

Section 4.2         Conditions to the Holders’ Obligation to Consummate the Transactions. The obligation of the Holders to consummate the Transactions is subject to the fulfillment of the following conditions (any or all of which may be waived by prior written consent of the Holders (e-mail from legal counsel to the Holders to legal counsel to the Company being sufficient)):

(i)

Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on the Closing Date, except to the extent any such representation and warranty is qualified by materiality or reference to material adverse effect, in which case such representation and warranty shall be true and correct in all respects, on the Closing Date, with the same effect as if made on such date.

(ii)

Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

(iii)

Documents. The Second Lien Notes Supplemental Indenture and all documents and instruments incident to the issuance of Second Lien Notes to the Holders as contemplated under this Agreement (the “Transaction Documents”) shall be reasonably satisfactory to the Holders, and legal counsel for the Holders shall have received all such counterpart originals or certified or other copies of such documents as the Holders may reasonably request.

(iv)

DTC Eligibility and CUSIP. The Second Lien Notes will be eligible for delivery through the facilities of DTC and will be issued under the same CUSIP as any Second Lien Notes issued to the Backstop Parties and other beneficial owners of the Old Notes pursuant to the Lender Exchange Agreement.

(v)

Fees and Expenses. Prior to or at the Closing, the Company shall have paid for all reasonable and documented fees and expenses, including attorney’s fees, of any Holder incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents subject to a cap of $150,000 (the “Expense Reimbursement”).

Section 4.3         Conditions to the Company’s Obligation to Consummate the Transactions. The obligation of the Company to consummate the Transactions, is subject to the fulfillment of the following conditions (any or all of which may be waived by prior written consent of the Company (e-mail from legal counsel to the Company to legal counsel to the Holders being sufficient)):

(i)

Representations and Warranties. Each of the representations and warranties of the Holders set forth in this Agreement shall be true and correct in all material respects on the Closing Date, except to the extent any such representation and warranty is qualified by materiality or reference to material adverse effect, in which case such representation and warranty shall be true and correct in all respects, on the Closing Date, with the same effect as if made on such date.

(ii)

Performance; No Default. The Holders shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Holders prior to or at the Closing.

(iii)

Documents. All Transaction Documents shall be reasonably satisfactory to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

Article VI: Miscellaneous

Section 6.1         Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2         Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3         Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder or, in the case of each Holder, any of the Old Notes held by each Holder, without the prior written consent of the Company (in the case of assignment by a Holder) or the applicable Holder (in the case of assignment by the Company), provided that nothing herein shall prohibit an assignment by a Holder of its Old Notes or of its rights and obligations hereunder to an affiliate of such Holder so long as such affiliate agrees to be bound by the terms and conditions set forth in this Agreement by execution of a joinder agreement in form and substance reasonably satisfactory to the Company.

Section 6.4         Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Transactions contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the Transactions contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Transactions contemplated hereby.

Section 6.5         Waiver; Amendment; Termination. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto; provided that this Agreement shall automatically terminate if the Transactions shall not have been consummated prior to March 31, 2025 unless otherwise agreed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 6.6         Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally (including when sent by e-mail); or (ii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: ModivCare Inc. 6900 Layton Avenue, Suite 1200 Denver, Colorado 80237 Telephone: #### Attention: Heath Sampson E-mail: ####
Copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: #### Facsimile: #### Attention: Sophia Hudson P.C.; Zoey Hitzert E-mail: ####
If to the Holders: As set forth on each Holder’s signature page hereto
Copies to: Debevoise & Plimpton LLP 66 Hudson Boulevard New York, NY 10001 Attn: William Regner, Benjamin Pedersen Email: ####

Section 6.7         Jurisdiction; Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law provision or rule (whether of the state of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the state of New York. Each of the Company and the Holders hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each of the Company and the Holders hereby irrevocably waive personal service of process and consent to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 6.8         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.9         Mutual Release. To induce the other parties hereto to enter into this Agreement and for other good and valuable consideration, the adequacy of which is hereby confirmed, effective as of the date hereof, each party hereto acknowledges and agrees as follows, which agreement shall bind all parties hereto effective as of the Closing:

(i)

(x) Each Holder, on behalf of itself and its respective Related Persons (the “Holder Releasors”), hereby releases and forever discharges the Company and its Related Persons (hereinafter, all of the above released parties in this clause (x) collectively referred to as the “Company Releasees”) and (y) the Company, on its behalf and on behalf of its Related Persons (the “Company Releasors,” and together with the Holder Releasors, the “Releasors”), hereby releases and forever discharges each Holder and their respective Related Persons (hereinafter, all of the above released parties in this clause (y) collectively referred to as the “Holder Releasees,” and together with the Company Releasees, the “Releasees”), in the case of each of clauses (x) and (y), to the fullest extent provided by applicable international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority (as defined herein) charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (collectively, “Laws”) from any and all claims, counterclaims, demands, damages, losses, costs, expenses (including attorneys’ fees), debts, suits, obligations, liabilities, cross-claims, interests, suits, controversies, actions and causes of action (collectively, the “Losses”) of any kind or nature whatsoever, whether individually or collectively, arising on or prior to the Closing, whether arising at law or in equity, known or unknown, direct or indirect, actual or potential, liquidated or unliquidated, absolute or contingent, foreseen or unforeseen, asserted or unasserted and including any rights to indemnity or contribution and any derivative claims (collectively, “Claims”), that such Holder Releasor or Company Releasor, as applicable, could have asserted, did assert or may be able to assert against any of the Company Releasees or Holder Releasees, as applicable, that are based, in whole or in part, on any act, omission, error, negligence, breach of contract, tort, violation of law, transaction, event, occurrence or facts or circumstances occurring, taking place, being omitted, existing or otherwise arising on or prior to the Closing in any way relating to the Old Notes, the Old Notes Indenture, the Proposed Amendments, the Transactions, the Second Lien Notes Indenture, the Second Lien Notes Supplemental Indenture, or any contract, instrument, release or other agreement or document created or entered into in connection therewith, including any breach, default or failure to comply with any such agreement or document or any allegation of the same (collectively, the “Released Claims”); provided, that nothing in this Section 6.9 shall release or relieve any person from, and the term “Released Claim” shall not be construed to include, (a) any liability for fraud, bad faith, breach of fiduciary duty, gross negligence or willful misconduct by such person, (b) any Claims arising under this Agreement or the other Transaction Documents after the Closing, (c) any rights or Claim to (x) indemnification, expense reimbursement, or advancement (related to rights to indemnification) in or under the articles of association, charters, bylaws, and other similar governance documents and agreements of any Company Releasor, and (y) insurance policies for the benefit of any Company Releasor or any current or former director, manager, or officer of a Company Releasor, or (d) with respect to Blackwell and its Related Persons, any Claims other than those related to instruments or investments held subject to the IMA. To the extent any Holder exchanges any Old Notes in a subsequent exchange or otherwise is issued securities or indebtedness in exchange for any Old Notes, the applicable documentation for such exchange shall include a release by each exchanging Holder on substantially the same terms as those contained in this Section 6.9 granting each of the Releasees the releases provided in this Section 6.9. As used in this Section 6.9, “Related Persons” means, with respect to any Person (as defined in the Old Notes Indenture), each Affiliate (as defined in the Old Notes Indenture) of such Person, all funds managed or advised by it or by its Affiliates, and each of the successors, assigns, partners, managers, directors, officers, members, shareholders, unitholders, equityholders (regardless of whether such interests are held directly or indirectly), limited partners, general partners, investment committee members, managing members, principals, employees, agents, trustees, representatives, attorneys, accountants and each insurance, environmental, legal, investment, financial and other advisors and other consultants, agents and sub-advisors of or to such Person and of or to such Person’s Affiliates.

(ii)

The Company, on its behalf and on behalf of the other Company Releasors, on the one hand, and each Holder, on its behalf and on behalf of its respective Holder Releasors, on the other hand, hereby expressly agrees that the release contemplated by this Section 6.9 extends to any and all rights granted under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law or regulation are hereby expressly waived. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(iii)

Each Releasor understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such party the right not to release existing claims of which such party is not aware, unless such party voluntarily chooses to waive this right. Having been so apprised, the Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, foreseen or unforeseen, arising out of or related to the Released Claims. The Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, acknowledge and agree that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, the other parties would not have agreed to the terms of this Agreement. The Company, on its behalf and on behalf of other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, hereby acknowledges that it may hereafter discover facts and legal theories concerning such other parties or the subject matter hereof in addition to or different from those which it now believes to be true. Each such Releasor understands and hereby agrees that the release set forth in this Section 6.9 shall remain effective in all respects with respect to the Released Claims notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Such Releasor, on its behalf and on behalf of its Related Persons, assumes the risk of any mistake or ignorance of fact or applicable Law with regard to any Released Claim.

(iv)

The Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, covenants and agrees that, after the date hereof, such Releasor will not, and will cause each of it respective Affiliates not to, individually or with any other person or entity, directly or indirectly, file or commence any charge, lawsuit, complaint or proceeding (a “Proceeding”) with any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank) (each, a “Governmental Authority”) with respect to any Released Claim, and notwithstanding the foregoing, if any such Proceeding is so commenced, then the Releasor commencing such Proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the Releasee or other released person or entity subject thereto shall have the right to be reimbursed by the party that commenced such Proceeding (or whose affiliate commenced such Proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(v)

In the event that any Releasor, third party, estate, trustee, debtor-in-possession, creditor, estate, creditors’ committee, or any other Person obtains any recovery (including, without limitation, any liens) in respect of any Released Claim (or any other Claim that would have been a Released Claim under this Agreement if the party bringing such Claim were a Releasor under this Agreement against a Releasee, including any avoidance, preference, strong arm, or claw back action subsequently arising by operation of an insolvency or creditor rights law, that would have been a Released Claim if the Person bringing such claim or cause of action were party to the Old Notes Indenture or Second Lien Notes Indenture), each Releasor, on its behalf and on behalf of its Related Persons, agrees that it shall not recover any funds, property, or other value received, awarded, or arising from settlement, judgment, or other resolution of such actual or threatened claim or cause of action, and shall assign any such recoveries exclusively to, and hold them in trust exclusively for, such applicable Releasee. For purposes of this Section 6.9, any reference to any Releasor shall mean and include, as applicable, such Releasor’s successors and assigns, including, without limitation, any estate, receiver, trustee, debtor-in-possession, or other Person.

(vi)

Each Releasor understands, acknowledges and agrees that, after the date hereof, the releases set forth above may be pleaded as a full and complete defense to any Released Claim and may be used as a basis for an injunction against any action, suit or other proceeding without any need to post a bond or other indemnity which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasor further agrees that no fact, event, circumstance, evidence or transaction which could not be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the releases set forth in this Section 6.9, and agrees that it shall turn over and return or cause to be turned over and returned any recovery it receives in respect of a Released Claim (without creating any recourse, contribution, subrogation or similar claim, each of which is hereby waived). The releases of the Releasors set forth in this Section 6.9 are final releases, effective as of the date hereof, even if there may exist a mistake on the part of any Releasor as to the extent and nature of the Released Claims of any such Releasor against any other party. Each of the Releasors acknowledges that it has access to adequate information regarding the terms hereof, and the scope and effect of the releases contained in this Section 6.9, to make an informed and knowledgeable decision with regard to entering into this Agreement. Each Releasor agrees and acknowledges that, except as expressly set forth in this Agreement, no other party (or any Related Person of any other party), in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the other representations or warranties expressly set forth in this Agreement or any other document related to the Old Notes Indenture or the Second Lien Notes Indenture or limit or otherwise excuse any obligation of any Person under the Old Notes Indenture or the Second Lien Notes Indenture or any of the other documents executed in connection therewith or any of the rights of the agents, trustees, lenders or noteholders, as applicable, under such documents. Subject to the terms and conditions set forth in this Agreement, each Releasor hereby warrants, covenants and agrees (on behalf of itself and its Related Persons) that, from and after the date hereof, it will not sue or otherwise commence, maintain, prosecute, encourage or otherwise support any Proceeding against any of the other parties’ respective Releasees with respect to any Released Claim in any administrative or judicial forum of any jurisdiction. Each Releasor also agrees not to give notice of or file any complaint against any of the other parties’ Releasees with any Governmental Authority or non-Governmental Authority, based on, or which involves, any Released Claim.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Coliseum Capital Partners, L.P.

By: Coliseum Capital, LLC, its general partner

By: /s/ Christopher Shackelton

Name: Christopher Shackelton

Title: Manager

Blackwell Partners LLC – Series A

By: Coliseum Capital Management, LLC, its Attorney-in-Fact

By: /s/ Christopher Shackelton

Name: Christopher Shackelton

Title: Managing Partner

MODIVCARE INC. By: /s/ L. Heath Sampson Name: L. Heath Sampson Title: President and Chief Executive Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

Purchase

Holder Name, Address, Email, Phone Number and DTC Participant Information	DTC Participant Information	Principal Amount of Second Lien Notes to be Issued	Purchase Price
Address: Phone Number: Email:	DTC Participant Name: DTC Participant Number: DTC Participant Contacts:	$	$

EXHIBIT B

Exchange

Holder Name, Address, Email, and Phone Number and DTC Participant Information	DTC Participant Information	Principal Amount of Old Notes to be Exchanged for Exchange Consideration	Principal Amount of Second Lien Notes to be Issued as Exchange Consideration for Old Notes
Address: Phone Number: Email:	DTC Participant Name: DTC Participant Number: DTC Participant Contacts:	$	$

ANNEX B: PROXY CARD

PROXY

MODIVCARE INC.

Special Meeting of Stockholders
March 3, 2025 at 10:00 a.m. Mountain Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MODIVCARE INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints L. Heath Sampson and Faisal Khan, and each of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ModivCare Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 6900 E. Layton Avenue, 12th Floor, Denver, CO 80237 on March 3, 2025 at 10:00 a.m. Mountain Time, and at any adjournment, postponement, or rescheduling thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

The Proxy Statement is available at:
https://web.viewproxy.com/MODV/2025SM

B-1

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" the following proposals:

Proposal 1. Coliseum Transactions Proposal

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2. Adjournment Proposal

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Note: **With respect to any other matter that may properly come before the Special Meeting and any adjournments, postponements, or reschedulings thereof, said proxies are authorized to vote in their discretion in accordance with their best judgment, subject to the conditions described in the accompanying Proxy Statement.**

Please indicate if you plan to attend this meeting ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

Date____________________________

Signature____________________________

Signature (if held jointly) ____________________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet: Go to www.FCRvote.com/MODVSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

B-2